EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2015 relating to the consolidated financial statements of Hancock Fabrics, Inc., which appears in the January 31, 2015 annual report on Form 10-K of Hancock Fabrics, Inc.

We also consent to the reference to us given as experts in matters of accounting and auditing in this Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

May 18, 2015